Exhibit 10.14

AGREEMENT

This Agreement (this “Agreement”) is made and entered into as of this 14th day of March, 2008 (the “Effective Date”) by and between InnerWorkings, Inc., a Delaware corporation (the “Company”), and Eric P. Lefkofsky, an individual residing in the State of Illinois (“Lefkofsky”).

RECITALS

WHEREAS, Lefkofsky was instrumental in the formation and development of the Company;

WHEREAS, in light of Lefkofsky’s historical role and to benefit from the valuable perspective gained from this involvement, the Company’s management and Board of Directors have consulted, and expect to continue to consult, with Lefkofsky on a regular basis; and

WHEREAS, in order to secure the opportunity to continue to benefit from Lefkofsky’s perspective and insights in a manner consistent with past practices, the parties are entering into this Agreement upon the terms and conditions hereinafter contained, effective as of the Effective Date;

NOW, THEREFORE, in consideration of the covenants and agreements set forth herein and the mutual benefits accruing to the Company and Lefkofsky from the independent contractor relationship to be established between the parties by the terms of this Agreement, the parties hereby agree as follows:

1.                                       Term of Agreement.  This Agreement shall have a term of one (1) year commencing on the Effective Date (the “Term”).  The Term may be extended on a monthly or annual basis upon the mutual written consent of the Company and Lefkofsky.

2.                                       Scope of Engagement.  Lefkofsky will, during the Term and as requested by the Company, provide part-time consulting and advisory services to the Company, including the Board of Directors of the Company (the “Services”).  Lefkofsky agrees to devote his commercially reasonable efforts, working time and skill to the Services; provided, however, that in no event shall Lefkofsky be required to provide more than twenty (20) hours of Services in any calendar month.  The Services shall be performed by Lefkofsky, and Lefkofsky shall not be required to employ others to perform the Services.

3.                                       Expense Reimbursement.  Lefkofsky shall be eligible to receive reimbursement for reasonable out-of-pocket expenses incurred in connection with the performance of the terms of this Agreement, provided that such reimbursement is directly related to the Services.  Lefkofsky shall provide the Company with documentation evidencing all requests for reimbursement of such expenses.

4.                                       Assignment of Rights.  The rights and obligations of Lefkofsky under this Agreement are personal rights and obligations of Lefkofsky, including the obligations to have all

Services performed by Lefkofsky, and may not be assigned or transferred to any other person, firm, corporation, or other entity without the prior written consent of the Company.  The Company may assign or transfer its rights under this Agreement to any entity of which the Company owns more than fifty (50%) percent of the voting interests, provided that any such assignee or transferee expressly assumes the obligations of the Company provided under this Agreement.

5.                                       Termination.  The Company or Lefkofsky may terminate this Agreement at any time upon thirty (30) days written notice to the other party; provided, however, that the Company’s obligations under Sections 3 and 10 shall survive any such termination.

6.                                       Rights and Obligations Upon Termination.  Upon termination of this Agreement, the Company’s obligation to pay any amounts to Lefkofsky, except for reimbursement of any reasonable out-of-pocket expenses incurred prior to such termination, shall cease.

7.                                       Acknowledgments by Lefkofsky.  Lefkofsky hereby acknowledges that:

(a)                                  Lefkofsky’s sole remuneration for the services described herein will be the amounts described in Sections 3 and 10 hereof, and Lefkofsky agrees that he shall not be entitled to any other payments for his services, including, without limitation, salary, bonuses, commissions or benefits.

(b)                                 Lefkofsky is not authorized to enter into contracts or agreements on behalf of the Company or to otherwise create obligations of the Company or to third parties in performing the Services under this Agreement.

8.                                       Covenants, Representations and Warranties.  Lefkofsky hereby covenants, represents and warrants that:

(a)                                  Lefkofsky is not under any pre-existing obligation inconsistent with the provisions of this Agreement.

(b)                                 Lefkofsky has the right, power and authority to enter into and perform this Agreement without violating or infringing any third party rights.

(c)                                  During the Term of this Agreement, Lefkofsky will comply with all laws and regulations in the course of his performance of this Agreement, and the Services performed hereunder will be performed, to the best of Lefkofsky’s ability, in a timely, complete, professional and workmanlike manner, in accordance with industry standards and in the best interests of the Company.

(d)                                 During the Term of this Agreement, Lefkofsky will not defame, disparage, libel or slander, or make any negative or derogatory statements concerning, the Company or any of its stockholders, directors, officers, employees, representatives, agents or affiliates (including any of their respective products, services, customers, suppliers, licensors, employees or agents).

9.                                       Confidential Information.

(a)                                  Lefkofsky acknowledges and agrees that in the course of the performance of the Services pursuant to this Agreement Lefkofsky may be given access to, or come into possession of, secret or confidential information of the Company, which information may consist of proprietary data or other confidential information relative to the activities of the Company (collectively, “Confidential Information”).  Lefkofsky further acknowledges and agrees that he will not use, distribute, duplicate, divulge or disclose in any manner, or permit any third party access to, any such Confidential Information, except in connection with the performance of the Services under this Agreement and so long as the secret or confidential nature of such Confidential Information is preserved.

(b)                                 Lefkofsky must notify the Company immediately upon discovering any breach of this Agreement or unauthorized use of Confidential Information, and must use his best efforts, and aid the Company, to recover possession of the Confidential Information, and to prevent further dissemination and unauthorized use.

(c)                                  Lefkofsky agrees that a violation by Lefkofsky of this Section 9 will cause irreparable injury to the Company and that the Company shall be entitled (without the posting of bond or any other form of security) to seek both preliminary and permanent injunctive relief enjoining and restraining Lefkofsky from doing or continuing to do any such act and any other violations or threatened violations of this Section 9.  The remedies set forth in this Section 9 shall be in addition to, rather than in lieu of, any other rights and remedies the parties may have at law or in equity.

10.                                 Indemnification.

(a)                                  The Company agrees to indemnify and hold harmless Lefkofsky (including his affiliates) from and against, and pay or reimburse Lefkofsky and such other indemnified persons for, any and all actions, claims, demands, proceedings, investigations, inquiries, liabilities, obligations, fines, deficiencies, costs, expenses, royalties, losses and damages (whether or not resulting from third party claims) related to or arising out of the execution, delivery or existence of this Agreement or the performance by Lefkofsky of consulting or advisory services for the Company whether occurring on, before or after the date of this Agreement and whether provided hereunder or under any prior agreement, understanding or otherwise, and to reimburse Lefkofsky and any other such indemnified person for out-of-pocket expenses and reasonable legal and accounting expenses incurred by him, her or it in connection with or relating to investigating, preparing to defend, defending, asserting or prosecuting any actions, claims or other proceedings (including any investigation or inquiry) arising in any manner out of or in connection with the execution, delivery or existence of this Agreement or Lefkofsky’s performance of such services (whether or not such indemnified person is a named party in such proceeding); provided, however, that the Company shall not be responsible under this Section 10 for any claims, liabilities, losses, damages or expenses to the extent that they are finally judicially determined to have resulted from Lefkofsky’s (or any other indemnified person’s) gross negligence, willful misconduct, bad faith or knowing violation of applicable law.

(b)                                 Limitation on Liability.  The Company also agrees that Lefkofsky (or any other indemnified person) shall not have any liability (whether direct or indirect, in contract or tort or otherwise) to the Company for or in connection with the retention of Lefkofsky pursuant to this

Agreement or the performance by Lefkofsky of his obligations under this Agreement or otherwise, except to the extent that any such liability is finally judicially determined to have resulted from Lefkofsky’s (or such other indemnified person’s) gross negligence, willful misconduct, bad faith or knowing violation of applicable law, in which case Lefkofsky’s aggregate liability to the Company shall be limited to an amount equal to the aggregate remuneration received by Lefkofsky pursuant to this Agreement.

(c)                                  Contribution.  If and to the extent that the indemnification provided for in this Section 10 is not enforceable for any reason, the Company agrees to make the maximum contribution possible pursuant to applicable law to the payment and satisfaction of any actions, claims, liabilities, losses and damages incurred by Lefkofsky or any other indemnified persons for which they would have otherwise been entitled to be indemnified hereunder.

11.                                 Return of Materials.  Lefkofsky agrees that all tangible property in whole or part used, compiled or created by Lefkofsky, or made available to Lefkofsky, during the Term of this Agreement and relating to Lefkofsky’s independent contractor relationship with the Company as set forth in this Agreement shall be returned promptly to the Company if this Agreement is terminated for any reason, or at any other time at the request of the Company.

12.                                 Independent Contractor.  Lefkofsky acknowledges that he is acting as an independent contractor with respect to the Company for the purposes of performing the Services, that Lefkofsky is solely responsible for his actions or inactions, and that nothing in this Agreement shall be construed to create a partnership, joint venture or employment relationship with the Company for any purpose, including, without limitation: (i) for federal, state or local income or employment tax, withholding or reporting purposes, or (ii) for eligibility or entitlement to any benefit under any Company employee benefit plans, including, without limitation, any health, life, long-term disability, or retirement plan or program.  Lefkofsky hereby expressly waives his rights to pursue any claim for benefits under an employee benefit plan.

13.                                 No Undue Hardship.  Lefkofsky represents that his experience and abilities are such that observance of this Agreement will not cause Lefkofsky any undue hardship or unreasonably interfere with Lefkofsky’s ability to earn a livelihood.

14.                                 Miscellaneous.

(a)                                  Notice.  Any notices, requests, demands or other communication required or permitted hereunder will be in writing and may be (i) sent by registered or certified mail, postage prepaid, return receipt requested, (ii) served by personal delivery, (iii) made by facsimile transmission (with confirmation of receipt), or (iv) sent by overnight courier service to the receiving parties as follows:

If to the Company:	InnerWorkings, Inc.
600 West Chicago Avenue
Suite 850
Chicago, Illinois 60610
	Facsimile:	312-604-0022
	Attention:	Steven E. Zuccarini

If to Lefkofsky:	Echo Global Logistics, Inc.
600 West Chicago Avenue
Suite 725
Chicago, Illinois 60610
	Facsimile:	312-604-0005
	Attention:	Eric P. Lefkofsky

Any such notice or communication shall be deemed to be given, (i) if sent by registered or certified mail, on the fifth (5) business day after the mailing thereof; (ii) if delivered in person, on the date delivered; (iii) if made by facsimile transmission, on the date transmitted; or (iv) if sent by overnight courier service, on the date delivered as evidenced by the bill of lading.  Any party sending a notice or other communication by facsimile transmission shall also send a hard copy of such notice or other communication by one of the other means of providing notice set forth in this Section 14(a).

(b)                                 No Waiver.  The failure of any party to this Agreement to insist upon the performance of any of the terms and conditions of this Agreement, or the waiver or any breach of any of the terms and conditions of this Agreement, shall not be construed as thereafter waiving any such terms and conditions, but the same shall continue and remain in full force and effect as if no such forbearance or waiver had occurred.

(c)                                  Binding Effect.  This Agreement shall be binding on and inure to the benefit of the respective heirs, successors and permitted assigns of the parties.

(d)                                 Governing Law.  The validity, interpretation, performance, and enforcement of this Agreement will be governed by the laws of the State of Illinois, without regard to conflicts of laws principles.  Each of the parties hereto (i) agrees that any suit, action or proceeding arising out of or relating to this Agreement shall be brought solely in the state or federal courts of the State of Illinois; (ii) consents to the exclusive jurisdiction of each such court in any suit, action or proceeding relating to or arising out of this Agreement; (iii) waives any objection that it may have to the laying of venue in any such suit, action or proceeding in any such court; and (iv) agrees that service of any court paper may be made in such manner as may be provided under applicable laws or court rules governing service of process.

(e)                                  Waiver of Jury Trial.  EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE MATTERS CONTEMPLATED HEREBY; PROVIDED, HOWEVER, THAT THE PARTIES HERETO AGREE THAT SUCH WAIVER SHALL NOT BE DEEMED TO CONSTITUTE A WAIVER OF ADJUDICATION  BY A COURT HAVING APPROPRIATE JURISDICTION.

(f)                                    Entire Agreement.  This Agreement shall constitute the entire agreement between the parties and any prior written or oral agreement between the parties shall not be binding upon either party.

(g)                                 Interpretation.  Notwithstanding any provisions in this Agreement to the contrary,

the parties agree that this Agreement shall be interpreted without giving effect to any principle of construction that would otherwise require this Agreement to be construed against a party that drafted it solely because such party drafted this Agreement.

(h)                                 Modification.  Any modification of this Agreement or additional obligation assumed by any party in connection with this Agreement shall be binding only if placed in writing and signed by the parties.

(i)                                     Paragraph Headings.  The titles to the paragraphs of this Agreement are solely for the convenience of the parties and shall not be used to explain, modify or simplify, or aid in the interpretation of the provisions of this Agreement.

(j)                                     Severability.  If a court of competent jurisdiction finds any provision of the Agreement to be invalid or unenforceable as to any person or circumstance, such finding shall not render that provision invalid or unenforceable as to any other persons or circumstances.  If feasible, any such offending provision shall be deemed to be modified to be within the limits of enforceability or validity; however, if the offending provision cannot be so modified, it shall be stricken and all other provisions of this Agreement in all other respects shall remain valid and enforceable.

(k)                                  Legal Counsel.  Each party hereby acknowledges that he or it has had full opportunity to consult with counsel and tax advisors of his or its selection in connection with the preparation and negotiation of this Agreement.

(l)                                     Counterparts.  This Agreement may be executed in counterparts, including counterparts transmitted by facsimile or electronic transmission, each of which shall be an original as against any party whose signature appears thereon and both of which together shall constitute one and the same instrument.

[signature page follows]

IN WITNESS WHEREOF, Lefkofsky and the Company have executed and delivered this Agreement as of the Effective Date.

COMPANY:

INNERWORKINGS, INC.

By:	/s/ Nicholas J. Galassi
Name:	Nicholas J. Galassi
Title:	Chief Financial Officer

/s/ Eric P. Lefkofsky
Eric P. Lefkofsky